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                               September 26, 2000



Aether Systems, Inc.
11460 Cronridge Drive
Owings Mills, Maryland  21117

           Re:       Aether Systems, Inc. Registration Statement on Form S-1
                     -------------------------------------------------------

Ladies and Gentlemen:

           We have acted as counsel to Aether Systems, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement (as amended, and including prospectus supplements filed pursuant to Rule 424 of the Securities Act of 1933, the "Registration Statement") on Form S-1 (File No. 333-44566) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the sale by certain selling stockholders of the Company identified therein of up to 4,025,000 shares (the "Shares") of Common Stock of the Company, par value $0.01 per share (the "Common Stock") which will be sold to the respective underwriters named in the Registration Statement pursuant to the Purchase Agreements filed as Exhibit 1.1 to the Registration Statement (the "Purchase Agreement").

           For the purposes of this opinion, we have examined copies of the following documents:

           1.        The Registration Statement;

           2. The Amended and Restated Certificate of Incorporation of the Company;

           3.        The Bylaws of the Company;

           4.        The Purchase Agreement;

           5.        The 1999 Equity Incentive Plan and Senior Bonus Plan
 (the "Plan");

           6.        The warrant agreement for the warrants held by David S.
 Oros (the "Warrant Agreement");

           7. The Resolutions of the Board of Directors of the Company related to the Registration Statement and the transactions contemplated thereby; and
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           8.        Such other documents as we have deemed appropriate to
render the opinion expressed herein.

           In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

           This opinion is limited to the laws of the United States, the General Corporation Law of Delaware and no opinion is expressed on the law of any other jurisdiction. Although we are not members of the bar of the State of Delaware, we have made such investigation of the laws of the State of Delaware as we deemed necessary to express the opinions set forth herein. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

           Based upon, subject to, and limited by the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the exercise price set forth in the option agreement or Warrant Agreement relating to any Shares that are issuable upon the exercise of options or warrants is paid in accordance with the terms of the option and the Plan or the Warrant Agreement, as appropriate, and (iii) certificates representing the Shares that are issued pursuant to the exercise of options in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by the transfer agent and registrar, and have been delivered to the Underwriters, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                   Sincerely,

                                   WILMER, CUTLER & PICKERING


                                   By:    /s/ MARK A. DEWIRE
                                       ---------------------------------
                                           Mark A. Dewire, a partner